U.S. SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC 20549


                                Form 8-K

                             CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   February 5, 1996


                   California Micro Devices Corporation
                   ------------------------------------
           (Exact name of registrant as specified in its charter)



      California                   33-399-77                   94-2672609
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(State or other jurisdiction      (Commission              (IRS Employer
    of Incorporation)             File Number)             Identification No.)

         215 Topaz Street, Milpitas, CA                       95035-5430
  ----------------------------------------                    ----------
  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:        (408)263-3214


                              Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)








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

Item 5.	Other Events

	On February 5, 1996, California Micro Devices Corporation (the "Company") announced that Judge Vaughn Walker of the United States District Court,
Northern District of California, issued an order regarding the previously announced preliminary settlement of class action securities lawsuits against the Company.







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

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 6, 1996      CALIFORNIA MICRO DEVICES CORPORATION



                             By:  /s/ John Trewin
                                  John Trewin
                                  Vice President, and Chief Financial Officer



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

                                          NEWS RELEASE

                                          Company   Wade Meyercord
                                          Contact:  Chairman of the Board
                                                    (408) 263-3214

                                          Agency    Ira Weingarten
                                          Contact:  Equity Communications
                                                    (805) 897-1880

                                          For immediate release

Milpitas, CA, February 5, 1996 -- California Micro Devices Corporation (Nasdaq/NMS:CAMD), headquartered here, today reported that on February 2, 1996, Judge Vaughn Walker of the United States District Court, Northern District of California, issued an order regarding the previously announced preliminary settlement of class action securities lawsuits against the Company. Judge Walker denied the motion for preliminary approval of the proposed settlement; denied the request of the law firm of Lief, Cabraser to be appointed class counsel; and certified the Colorado Public Employee Retirement Fund (COLPERA) as class representative.

According to Wade Meyercord, Chairman of the Board of California Micro Devices Corporation, "It has been, and remains the position of the Board that it is in the best interests of both current and former shareholders and the Company itself, to arrive at a fair settlement as rapidly as possible. We are awaiting COLPERA's response."

California Micro Devices is a designer, manufacturer and marketer of integrated passive and active electronic components. CMD's silicon-based, thin film products are smaller, faster and integrate well into the major electronic industry trends toward smaller, portable equipment, higher frequencies and greater functionality.


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